Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 7, 2025, Paychex, Inc., (“Paychex”), Skyline Merger Sub, Inc., an indirect wholly owned subsidiary of Paychex (“Merger Sub”), and Paycor HCM, Inc. (“Paycor”), entered into an Agreement and Plan of Merger (“Merger Agreement”) providing for the acquisition of Paycor by Paychex.  On April 14, 2025, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Paycor (the “Merger”), with Paycor continuing as the surviving corporation and an indirect wholly owned subsidiary of Paychex.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Merger based on the historical financial statements of Paychex and Paycor after giving effect to the Merger and the Merger-related pro forma adjustments as described in the notes included below.

The unaudited Pro Forma Condensed Combined Statements of Income for the six-months ended November 30, 2024 and the year ended May 31, 2024, combine the historical Paychex Consolidated Statements of Income and the historical Paycor Consolidated Statements of Operations, giving effect to the Merger as if it had occurred on June 1, 2023.  The unaudited Pro Forma Condensed Combined Balance Sheet as of November 30, 2024, combines the historical Paychex and Paycor Consolidated Balance Sheets giving effect to the Merger as if it had occurred on November 30, 2024.

The unaudited pro forma condensed combined financial information was adjusted to give pro forma effect to events which are necessary to account for the Merger, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

•	The audited Paychex consolidated financial statements as of and for the year ended May 31, 2024, and the related notes included in the Paychex Annual Report on Form 10-K for the year ended May 31, 2024;

•	The unaudited Paychex condensed consolidated financial statements as of and for the six-month period ended November 30, 2024, and the related notes included in the Paychex Quarterly report on Form 10-Q for the quarter ended November 30, 2024;

•	The audited Paycor consolidated financial statements as of and for the year ended June 30, 2024, and the related notes included in the Paycor Annual Report on Form 10-K for the year ended June 30, 2024; and

•	The unaudited Paycor condensed consolidated financial statements as of and for the six-month period ended December 31, 2024, and the related notes included in the Paycor Quarterly report on Form 10-Q for the quarter ended December 31, 2024.

The unaudited pro forma condensed combined financial information has been prepared by Paychex using the acquisition method of accounting in accordance with U.S. GAAP.  Paychex has been treated as the acquirer for the Merger for accounting purposes.

The allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information is based on preliminary estimates and therefore subject to change. As noted herein, the acquisition accounting is currently being finalized with the valuation of the consideration transferred, assets acquired and liabilities assumed designated as preliminary and therefore subject to change. Differences between the preliminary estimates reflected in this unaudited pro forma condensed combined financial information and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on assumptions and estimates considered appropriate by Paychex’s management; however, it is not necessarily indicative of what Paychex’s consolidated financial condition or results of operations would have been assuming the Merger had been consummated as of the date indicated, nor does it purport to represent the consolidated financial position or results of operations of the combined company for future periods.  Historical fiscal periods are not aligned under this presentation.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF NOVEMBER 30, 2024
(In millions)

	Paychex, INC. as of November 30, 2024	Paycor HCM, Inc. as of December 31, 2024 Adjusted (Note 3)	Transaction Accounting Adjustments	Notes	Funding of the Merger adjustments	Notes	Paychex, INC. Combined Pro Forma
Assets
Cash and cash equivalents	$1,202.1	$114.6	$(4,060.6)	6(a)	$4,148.0	6(a)	$1,404.1
Restricted cash	63.1	-	-		-		63.1
Corporate investments	38.0	-	-		-		38.0
Interest receivable	23.7	-	-		-		23.7
Accounts receivable, net of allowance for credit losses	1,256.9	58.2	-		-		1,315.1
PEO unbilled receivables, net of advance collections	598.9	-	-		-		598.9
Prepaid income taxes	92.2	-	20.7	6(b)	-		112.9
Prepaid expenses and other current assets	345.6	98.1	(75.4)	6(c)	-		368.3
Current assets before funds held for clients	$3,620.5	$270.9	$(4,115.3)		$4,148.0		$3,924.1
Funds held for clients	3,809.1	1,333.4	-		-		5,142.5
Total current assets	$7,429.6	$1,604.3	$(4,115.3)		$4,148.0		$9,066.6
Long-term corporate investments	-	-					-
Property and equipment, net of accumulated depreciation	432.1	34.1	-		-		466.2
Operating lease right-of-use assets, net of accumulated amortization	46.3	14.3	(0.7)	6(d)	-		59.9
Intangible assets, net of accumulated amortization	179.8	137.3	1,272.2	6(e)	-		1,589.3
Goodwill	1,879.8	765.9	1,835.9	6(f)	-		4,481.6
Long-term deferred costs	468.0	199.5	(199.5)	6(g)	-		468.0
Other long-term assets	119.1	74.8	295.0	6(h)	-		488.9
Total assets	$10,554.7	$2,830.2	$(912.4)		$4,148.0		$16,620.5
Liabilities
Accounts payable	$89.2	$21.3	$-		$-		$110.5
Accrued corporate compensation and related items	112.9	-	-		-		112.9
Accrued worksite employee compensation and related items	704.3	-	-		-		704.3
Short-term borrowings	18.2	-	-	.	-		18.2
Deferred revenue	50.7	13.4	-		-		64.1
Other current liabilities	458.9	61.1	117.2	6(i)	-		637.2
Current liabilities before client fund obligations	$1,434.2	$95.8	$117.2		$-		$1,647.2
Client fund obligations	3,895.0	1,333.9	-		-		5,228.9
Total current liabilities	$5,329.2	$1,429.7	$117.2		$-		$6,876.1
Accrued income taxes	113.2	-	-				113.2
Deferred income taxes	95.3	10.7	326.0	6(j)	-		432.0
Long-term borrowings, net of debt issuance costs	798.9	-	-		4,148.0	6(k)	4,946.9
Operating lease liabilities	45.7	12.8	-		-		58.5
Other long-term liabilities	246.7	68.0	-		-		314.7
Total liabilities	$6,629.0	$1,521.2	$443.2		$4,148.0		$12,741.4
Commitments and contingencies - Note I
Stockholders' equity
Common stock, $0.01 par value; Authorized: 600.0 shares; Issued and outstanding: 360.1 shares as of November 30, 2024 and May 31, 2024	3.6	0.2	0.2	6(l)	-		4.0
Treasury stock, at cost, 10,620,260 shares at December 31, 2024 and June 30, 2024	-	(245.1)	245.1	6(l)	-		-
Additional paid-in capital	1,789.4	2,112.0	(2,058.6)	6(l)	-		1,842.8
Retained earnings	2,224.6	(557.8)	457.4	6(l)	-		2,124.2
Accumulated other comprehensive loss	(91.9)	(0.3)	0.3	6(l)	-		(91.9)
Total stockholders' equity	$3,925.7	$1,309.0	$(1,355.6)		-		$3,879.1
Total liabilities and stockholders' equity	$10,554.7	$2,830.2	$(912.4)		$4,148.0		$16,620.5

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2024

(In millions, except for per share amounts)

	Paychex, INC. Six Months Ended November 30, 2024	Paycor HCM, Inc. Six Months Ended December 31, 2024 Adjusted (Note 4)	Transaction Accounting Adjustments	Notes	Funding of the Merger adjustments	Notes	Paychex, INC. Combined Pro Forma
Revenue:
Management Solutions	$1,924.6	$321.4	$-		$-		$2,246.0
PEO And Insurance Solutions	637.2	-	-		-		637.2
Total service revenue	$2,561.8	$321.4	$-		$-		$2,883.2
Interest on funds held for clients	73.6	26.5	-		-		100.1
Total revenue	$2,635.4	$347.9	$-		$-		$2,983.3
Expenses:							-
Cost of service revenue	759.1	121.4	(22.2)	7(a)	-		858.3
Selling, general and administrative expenses	791.5	239.6	(2.5)	7(b)	-		1,028.6
Total expenses	$1,550.6	$361.0	$(24.7)		$-		$1,886.9
Operating income	1,084.8	(13.1)	24.7		-		1,096.4
Other income (expense), net	16.0	0.2			(115.3)	7(c)	(99.1)
Income before income taxes	$1,100.8	$(12.9)	$24.7		$(115.3)		$997.3
Income taxes	260.0	(3.6)	6.3	7(d)	(29.5)	7(d)	233.2
Net income	$840.8	$(9.3)	$18.4		$(85.8)		$764.1
							-
Basic earnings per share	$2.34						$ 2.11	7(e)
Diluted earnings per share	$2.32						$ 2.08	7(e)
Weighted-average common shares outstanding	360.1	1.4					361.5	7(e)
Weighted-average common shares outstanding, assuming dilution	361.8	3.7					366.9	7(e)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED MAY 31, 2024

(In millions, except for per share amounts)

	Paychex, Inc. Year Ended May 31, 2024	Paycor HCM, Inc. Year Ended June 30, 2024 Adjusted (Note 4)	Transaction Accounting Adjustments	Notes	Funding of the Merger adjustments	Notes	Pro Forma Combined
Revenue:
Management Solutions	$3,866.4	$602.4	$-		$-		$4,468.8
PEO And Insurance Solutions	1,265.6	-	-		-		1,265.6
Total service revenue	$5,132.0	$602.4	$-		$-		$5,734.4
Interest on funds held for clients	146.3	52.5	-		-		198.8
Total revenue	$5,278.3	$654.9	$-		$-		5,933.2
Expenses:							-
Cost of service revenue	1,479.3	223.2	(36.7)	7(a)	-		1,665.8
Selling, general and administrative expenses	1,624.9	487.1	106.1	7(b)	-		2,218.1
Total expenses	$3,104.2	$710.3	$69.4		$-		$3,883.9
Operating income	2,174.1	(55.4)	(69.4)		-		2,049.3
Other income(expense), net	43.9	(4.3)	-		(230.3)	7(c)	(190.7)
Income before income taxes	$2,218.0	$(59.7)	$(69.4)		$(230.3)		$1,858.6
Income taxes	527.6	(0.8)	(14.6)	7(d)	(59.0)	7(d)	453.2
Net income	$1,690.4	$(58.9)	$(54.8)		$(171.3)		$1,405.4

Basic earnings per share	$4.69						$3.89	7(e)
Diluted earnings per share	$4.67						$3.84	7(e)
Weighted-average common shares outstanding	360.3	1.1					361.4	7(e)
Weighted-average common shares outstanding, assuming dilution	362.1	3.3					366.5	7(e)

Note 1. Description of the Transaction

On January 7, 2025, Paychex, Merger Sub, and Paycor entered into a Merger Agreement providing for the acquisition of Paycor by Paychex.  On April 14, 2025, Paychex completed the acquisition of Paycor pursuant to the Merger Agreement where-by Merger Sub merged with and into Paycor with Paycor continuing as the surviving corporation and an indirect wholly owned subsidiary of Paychex.

At the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, each share of Paycor common stock, par value $0.001 per share (“Paycor Stock”) (other than (i) shares of Paycor Stock held by Paycor as treasury stock or owned by Paychex or Merger Sub immediately prior to the Effective Time and (ii) shares of Paycor Stock held by any subsidiary of either Paycor or Paychex (other than Merger Sub) immediately prior to the Effective Time (in each case, other than shares of Paycor Stock held by any such person in a trustee, custodian or nominee capacity for the account of clients or customers of such persons)), issued and outstanding immediately prior to the Effective Time (other than shares held by any holder who is entitled to appraisal rights and has properly exercised such rights under Delaware law) was converted into the right to receive $22.50 in cash per share, without interest thereon and less applicable withholding taxes.

In addition, at the Effective Time, Paycor’s outstanding equity awards are treated as follows:

Except as set forth below, each award of time-based restricted stock units (“Paycor RSUs”) and restricted stock awards (“Paycor RSAs”) granted under the Paycor 2021 Omnibus Incentive Plan (“Paycor Plan”) held by Paycor employees at or above the level of “Director” that did not vest as of immediately prior to the Effective Time was cancelled and converted into an award of restricted stock units with respect to a number of shares of Paychex Common Stock (“Paychex RSUs”) or an award of restricted stock awards with respect to a number of shares of Paychex Common Stock (“Paychex RSAs”), subject to the original vesting conditions. Each award of restricted stock units subject to vesting conditions based in whole or in part on performance goals granted under the Paycor Plan (“Paycor PSUs”) that did not vest as of immediately prior to the Effective Time was cancelled and converted into an award of a number of Paychex RSUs. Each Paycor RSU or Paycor RSA granted under the Paycor Plan that was converted into Paychex RSUs or Paychex RSAs, respectively, was converted by multiplying the number of shares of Paycor common stock (“Paycor Common Stock”) with respect to such award by 0.1525113, rounded down to the nearest whole number. Each award of Paycor RSUs granted under the Paycor Plan held by Paycor employees below the level of Director or each phantom award held by Serbia-based Paycor employees at any level that did not vest as of immediately prior to the Effective Time was cancelled and converted into a cash award for the right to receive $22.50 in cash per share, subject to the original vesting conditions (“Paychex Cash Awards”, Paychex RSUs, Paychex RSAs and Paychex Cash Awards collectively, the “Paychex Replacement Awards”).

 In addition, each award of Paycor RSUs held by a member of the board of directors of Paycor or a Paycor employee in Israel fully vested and was canceled and converted into the right to receive $22.50 in cash multiplied by the number of Paycor RSUs subject to such award, without interest thereon and less applicable withholding taxes.

Description of the Financing

In connection with the Merger, on April 10, 2025, the Company completed an offering of $1.5 billion aggregate principal amount of its 5.100% senior notes due 2030 (the “2030 Notes”), $1.5 billion aggregate principal amount of its 5.350% senior notes due 2032 (the “2032 Notes”) and $1.2 billion aggregate principal amount of its 5.600% senior notes due 2035 (the “2035 Notes” and, together with the 2030 Notes and the 2032 Notes, the “Notes”). The proceeds from the Notes were used to finance the Cash Consideration payable to Paycor shareholders, including the payment of related fees and expenses, with any remaining proceeds for general corporate purposes.

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared from the respective historical consolidated information of Paychex and Paycor, and reflect adjustments to the historical information in accordance with Article 11 of Regulation S-X of the Exchange Act using the acquisition method of accounting, as defined by Accounting Standards Codification (“ASC”) 805, Business Combinations, and using the fair value concepts as defined in ASC 820, Fair Value Measurement.  Under this method of accounting, the aggregate purchase consideration will be allocated to Paycor’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the combination. The process of valuing the net assets of Paycor immediately prior to the Merger, as well as evaluating accounting policies for conformity, is preliminary. As of the date of this Current Report on Form 8-K/A, Paychex believes these accounting policies are similar in most material respects to those of Paycor.  Certain reclassifications have been made to conform the presentation of Paycor’s financial information to that of Paychex.  Refer to Note 3 and Note 4 for additional information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what Paychex’s financial position or results of operations would have been had the Paycor acquisition been consummated on the date indicated, nor is it necessarily indicative of what the financial position or results of operations of the combined company will be in future periods.

Additionally, the preliminary unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the merger or any strategies that management may consider in order to continue to efficiently manage Paychex’s operations.

Accounting Periods Presented

Paychex and Paycor have different fiscal years. Paychex’s fiscal year ends on May 31, whereas Paycor’s fiscal year ends on June 30. The unaudited Pro Forma Condensed Combined Balance Sheet and Condensed Combined Statements of Income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 of Regulation S-X of the Exchange Act.

The unaudited Pro Forma Condensed Combined Balance Sheet at November 30, 2024 was prepared using the historical unaudited Paychex Consolidated Balance Sheet at November 30, 2024 and the historical unaudited Paycor Consolidated Balance Sheet at December 31, 2024 and presents the Condensed Combined Balance Sheet of Paychex and Paycor as if the Merger occurred on November 30, 2024.

The unaudited Pro Forma Condensed Combined Statements of Income for the six-months ended November 30, 2024 and for the fiscal year ended May 31, 2024 have been prepared as if the Merger occurred June 1, 2023, the first day of Paychex’s 2024 fiscal year; and combines the historical results of Paychex for the six-months ended November 30, 2024 and the fiscal year ended May 31, 2024 with the historical results of Paycor for the six-months ended December 31, 2024 and the fiscal year ended June 30, 2024, respectively.

Note 3.  Paycor Unaudited Pro Forma Condensed Combined Balance Sheet Reclassification Adjustments

During the preparation of the Pro Forma Condensed Combined Balance sheet, management performed a preliminary analysis of Paycor’s financial information to identify differences in accounting policies as compared to those of Paychex and differences in financial statement presentation as compared to the presentation of Paychex.

The following table summarizes the various reclassification adjustments made to Paycor’s Balance Sheet for the period ended December 31, 2024 to conform to Paychex’s presentation.

(in millions)	Paycor HCM, Inc. Before Reclassification	Reclassification		Paycor HCM, Inc. Adjusted
Assets
Cash and cash equivalents	$114.6	$-		$114.6
Restricted cash	-	-		-
Corporate investments	-	-		-
Interest receivable	-	-		-
Accounts receivable, net of allowance for credit losses	58.2	-		58.2
PEO unbilled receivables, net of advance collections	-	-		-
Prepaid income taxes	-	-		-
Prepaid expenses and other current assets	-	98.1	3(a)	98.1
Deferred contract costs	75.4	(75.4)	3(a)	-
Prepaid expenses	13.3	(13.3)	3(a)	-
Other current assets	9.4	(9.4)	3(a)	-
Current assets before funds held for clients	$270.9	$-		$270.9
Funds held for clients	1,333.4	-		1,333.4
Total current assets	$1,604.3	$-		$1,604.3
Long-term corporate investments	-	-		-
Property and equipment, net of accumulated depreciation	34.1	-		34.1
Operating lease right-of-use assets, net of accumulated amortization	14.3	-		14.3
Intangible assets, net of accumulated amortization	137.3	-		137.3
Goodwill	765.9	-		765.9
Long-term deferred costs	-	199.5	3(b)	199.5
Other long-term assets	2.8	72.0	3(c)	74.8
Deposits & other assets	-	-	3(c)	-
Capitalized software, net	72.0	(72.0)	3(c)	-
Long-term deferred contract costs	199.5	(199.5)	3(b)	-
Total assets	$2,830.2	$-		$2,830.2

Liabilities
Accounts payable	$21.3	$-		$21.3
Accrued corporate compensation and related items	-	-		-
Accrued worksite employee compensation and related items	-	-		-
Short-term borrowings	-	-		-
Deferred revenue	13.4	-		13.4
Other current liabilities	-	61.1	3(d)	61.1
Accrued expenses and other current liabilities	24.9	(24.9)	3(d)
Accrued payroll and payroll related expenses	36.2	(36.2)	3(d)
Clients payable	-	-		-
Current lease liability	-	-		-
Accrued expenses	-	-		-
Current liabilities before client fund obligations	$95.8	$-		$95.8
Client fund obligations	1,333.9	-		1,333.9
Total current liabilities	$1,429.7	$-		$1,429.7
Accrued income taxes	-	-		-
Deferred income taxes	10.7	-		10.7
Long-term borrowings, net of debt issuance costs	-	-		-
Long-term operating leases	12.8	-		12.8
Finance lease liability, long-term	-	-		-
Other long-term liabilities	68.0	-		68.0
Total liabilities	$1,521.2	$-		$1,521.2
Commitments and contingencies - Note I
Stockholders' equity
Common stock, $0.01 par value; Authorized: 500.0 shares; Issued and outstanding: 181.3 shares outstanding as of December 31, 2024 and 178.2 shares outstanding as of May 31, 2024	0.2	-		0.2
Treasury Stock, at cost, 10.6 share at December 31, 2024 and June 30, 2024	(245.1)	-		(245.1)
Additional paid-in capital	2,112.0	-		2,112.0
Retained earnings	-	(557.8)	3(e)	(557.8)
Accumulated other comprehensive loss	(0.3)	-		(0.3)
Accumulated deficit	(557.8)	557.8	3(e)	-
Total stockholders' equity	$1,309.0	$-		$1,309.0
Total liabilities and stockholders' equity	$2,830.2	$-		$2,830.2

a.	Reclassification of Deferred contract costs, Prepaid expenses and Other current assets to Prepaid expenses and other current assets.

b.	Reclassification of Long-term deferred contract costs to Long-term deferred costs.

c.	Reclassification of Deposit & other assets and Capitalized software, net to Other long-term assets.

d.	Reclassification of Accrued expenses and other current liabilities, and Accrued payroll and payroll related expenses to Other current liabilities.

e.	Reclassification of Accumulated deficit to Retained earnings.

Note 4.  Paycor Unaudited Pro Forma Condensed Combined Statements of Income Reclassification Adjustments

During the preparation of the pro forma condensed combined financial information, a preliminary analysis of Paycor’s financial information was completed in order to identify differences in accounting policies and financial statement presentation when compared to Paychex.

The following tables summarize the various reclassification adjustments made to Paycor’s Statements of Operations for the six months ended December 31, 2024 and year ended June 30, 2024, to conform to Paychex’s presentation.

(in millions)	Paycor HCM, Inc. Six Months Ended December 31, 2024	Reclassification		Paycor HCM, Inc. Adjusted
Revenue:
Management Solutions	$-	$321.4	4(a)	$321.4
PEO And Insurance Solutions	-	-		-
Recurring and other revenue	321.4	(321.4)	4(a)	-
Interest income on funds held for clients	26.5	(26.5)	4(b)	-
Total service revenue	$347.9	$(26.5)		$321.4
Interest on funds held for clients	-	26.5	4(b)	26.5
Total revenue	$347.9	$-		$347.9
Cost of revenues	121.4	(121.4)	4(c)	-
Gross Profit	$226.5	$(226.5)		$-
Expenses:
Cost of service revenue	-	121.4	4(c)	121.4
Selling, general and administrative expenses	-	239.6	4(d)	239.6
Sales and marketing	116.9	(116.9)	4(d)	-
General and administrative	86.9	(86.9)	4(d)	-
Research and development	35.8	(35.8)	4(d)	-
Total expenses	$239.6	$121.4		$361.0
Income (loss) from operations	(13.1)	-		(13.1)
Other income/(expense), net	-	0.2	4(e)	0.2
Interest expense	(2.3)	2.3	4(e)	-
Other	2.5	(2.5)	4(e)	-
Income before income taxes	$(12.9)	$-		$(12.9)
Income taxes	-	(3.6)	4(f)	(3.6)
Income tax expense (benefit)	(3.6)	3.6	4(f)	-
Net income	$(9.3)	$-		$(9.3)

(in millions)	Paycor HCM, Inc. Year Ended June 30, 2024	Reclassification		Paycor HCM, Inc. Adjusted
Revenue:
Management Solutions	$-	$602.4	4(a)	$602.4
PEO And Insurance Solutions	-	-		-
Recurring and other revenue	602.4	(602.4)	4(a)	-
Interest income on funds held for clients	52.5	(52.5)	4(b)	-
Total service revenue	$654.9	$(52.5)		$602.4
Interest on funds held for clients	-	52.5	4(b)	52.5
Total revenue	$654.9	$-		$654.9
Cost of Revenues	223.2	(223.2)	4(c)	-
Gross Profit	$431.7	$(431.7)		$-
Expenses:
Cost of service revenue	-	223.2	4(c)	223.2
Selling, general and administrative expenses	-	487.1	4(d)	487.1
Sales and marketing	223.0	(223.0)	4(d)	-
General and administrative	202.7	(202.7)	4(d)	-
Research and development	61.4	(61.4)	4(d)	-
Total expenses	$487.1	$223.2		$710.3
Income (loss) from operations	$(55.4)	$-		$(55.4)
Other income/(expense), net	-	(4.3)	4(e)	(4.3)
Interest expense	(4.7)	4.7	4(e)	-
Other	0.4	(0.4)	4(e)	-
Loss before income taxes	$(59.7)	$-		$(59.7)
Income taxes	-	(0.8)	4(f)	(0.8)
Income tax expense (benefit)	(0.8)	0.8	4(f)	-
Net Loss	$(58.9)	$-		$(58.9)

a.	Reclassification of Recurring and other revenue to Management Solutions.

b.	Reclassification of Interest income on funds held for clients to Interest on funds held for clients.

c.	Reclassification of Cost of revenue to Cost of service revenue.

d.	Reclassification of Sales and marketing, General and administrative and Research and development to Selling, general and administrative expenses.

e.	Reclassification of Interest expense and Other to Other income/(expense), net.

f.	Reclassification of Income tax expense (benefit) to Income taxes.

Note 5: Calculation of Purchase Consideration and Preliminary Purchase Price Allocation

Preliminary Estimated Purchase Consideration

The preliminary estimated fair value of approximately $4.1 billion purchase consideration transferred on the Merger date is comprised of (i) total cash consideration, which includes the cash paid to Paycor shareholders for the issued and outstanding shares of Paycor common stock and (ii) the fair value of the unvested Paycor RSUs, Paycor PSUs and Paycor RSAs attributable to pre-combination service.  The following table summarizes the components of the preliminary estimated purchase consideration:

in millions, except per share amounts
Number of shares of Paycor common stock outstanding (i)	180.5
Cash consideration (per share of common stock)	$22.50
Total cash consideration	$4,060.6

Fair value of Paycor equity awards replaced by Paychex for pre-combination services (ii)	$25.1
Total equity consideration	$25.1

Total purchase consideration	$4,085.7

(i) Represents outstanding shares of Paycor common stock as of April 11, 2025.

(ii) Represents the fair value of Paycor's share-based compensation awards attributable to pre-combination services. ASC 805 requires that the fair value of replacements awards attributable to pre-combination service be included in consideration transferred.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of Paycor are generally recorded at their acquisition date fair values. The following table sets forth a preliminary allocation of the estimated Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Paycor based on Paycor’s unaudited Consolidated Balance Sheet as of December 31, 2024, with the excess recorded to goodwill:

in millions
Fair value of assets acquired:
Cash and cash equivalents	$114.6
Accounts receivable	58.2
Prepaid expenses and other current assets	22.7
Prepaid income taxes	20.7
Funds held for clients	1,333.4
Property and Equipment	34.1
Operating lease right-of-use assets	13.6
Intangible assets	1,409.5
Developed technology	367.0
Other long-term assets	2.8
Amount attributable to assets acquired	$3,376.6
Fair value of liabilities assumed:
Accounts payable	$21.3
Accured expenses and other current liabilities	106.6
Deferred revenue	13.4
Client fund obligations	1,333.9
Deferred incomes taxes	336.7
Long-term operating leases	12.8
Other long-term liabilities	68.0
Amount attributable to liabilities assumed	$1,892.7
Fair value of net assets acquired	$1,483.9
Goodwill	2,601.8
Total estimated purchase price	$4,085.7

Preliminary identifiable intangible assets and their estimated useful lives consist of the following (in millions):

Identifiable Intangible assets	Estimated useful life in years	Estimated fair value
Developed Technology	7.0	$367.0
Customer Relationships	12.0	$1,118.0
Trade Name and Trademarks	15.0	$234.0
Naming Rights (i)	13.4	$57.5

(i)	The Naming Rights will be amortized over the remaining term of the underlying contract

The fair value estimate for all identified intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use).  The final fair value determination for identified intangible assets may differ materially from this preliminary determination.  The amortization related to the identified intangible assets are reflected as a pro forma adjustment in the unaudited Pro Forma Condensed Combined Statements of Income based on the estimated useful lives above.

Goodwill is calculated as the difference between the acquisition date fair value of consideration transferred and the values assigned to identified assets acquired and liabilities assumed. Goodwill recognized in the Merger is not deductible for tax purposes.

 Note 6: Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change.  The following adjustments have been reflected in the unaudited Pro Forma Condensed Combined Balance Sheet. All taxable adjustments were calculated using a 25.6% blended statutory tax rate to arrive at deferred tax asset or liability adjustments.

a.	Reflects adjustments to cash and cash equivalents for the flow of funds used in connection with the estimated purchase consideration, and the funding received from issuance of the Notes to effectuate the Merger.

(in millions)	Transaction Accounting Adjustments	Funding of the Merger Adjustments
Adjustments to cash and cash equivalents to reflect the flow of funds in relation to the Merger:
Adjustment for issuance of the Notes to fund the Merger	$-	$4,200.0
Adjustment for deferred issuance costs related to the Notes	-	(32.9)
Adjustment for the discount related to the Notes	-	(19.1)
Cash consideration	(4,060.6)	-
Total	$(4,060.6)	$4,148.0

b.	Reflects the increase of prepaid income taxes of $20.7 million for deductible transaction related costs estimated to be incurred after November 30, 2024.

c.	Reflects the elimination of Paycor’s historical current portion of deferred contract costs of $75.4 million as this balance is considered in the fair value measurement of any customer relationships.

d.	Reflects the reduction of the operating lease right-of-use asset, net of accumulated amortization for an unfavorable leasehold interest of $0.7 million.

e.	Reflects the preliminary estimate of fair value of identifiable intangible assets acquired along with the elimination of intangible assets associated with Paycor as follows:

in millions	Transaction Accounting Adjustments

Adjustments to intangible assets, net of accumulated amortization:
Elimination of Paycor's historical intangible assets	$(137.3)
Estimated fair value of Naming Rights acquired	57.5
Estimated fair value of Trade Name and Trademarks acquired	234.0
Estimated fair value of Customer Relationships acquired	1,118.0
Total	$1,272.2

f.	Reflects the pro forma adjustment for the goodwill arising from the Merger in the amount of $2,601.8 million and the elimination of goodwill associated with Paycor in the amount of $765.9 million for a total pro forma adjustment of $1,835.9 million.

g.	Reflects the elimination of Paycor’s historical long-term deferred contract costs of $199.5 million as this balance is considered in the fair value measurement of any customer relationships.

h.	Reflects the preliminary estimate of fair value of Developed Technology acquired in the amount of $367.0 million and the elimination of capitalized software associated with Paycor in the amount of $72.0 million, for a total pro forma adjustment of $295.0 million.

i.	Reflects the transaction accounting adjustments to other current liabilities for a total pro forma adjustment of $117.2 million which includes:

i.	The accrual of additional transaction costs of $48.7 million incurred by Paychex subsequent to November 30, 2024. See Note 7b(vi) for the income statement corresponding adjustment.

ii.	The accrual for a one-time-post-combination expense of $9.4 million consisting of severance and other separation benefits incurred in connection with the Merger. Paycor employment agreements included provisions that required Paychex to provide these benefits upon change in control and termination of employment.

iii.	The accrual for a one-time-post-combination expense of $4.4 million consisting of retention and transaction bonuses. Paycor employment agreements included provisions that required Paychex to provide these benefits upon the consummation of the Merger.

iv.	The accrual for Paycor transaction expenses of $45.5 million that will be paid by the combined Company.

v.	The accrual for Paycor equity awards replaced by Paychex for pre-combination services of $9.2 million that will be cash settled by Paychex when vested.

j.	The deferred tax liabilities included in other non-current liabilities represent the deferred tax impact associated with the incremental difference in book and tax basis created from the preliminary purchase price allocation. Paychex has estimated that the fair value adjustment to increase deferred tax liabilities, net would be $326.0 million, relating to estimated fair value adjustments at estimated blended statutory tax rate of approximately 25.6% for the combined company. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on the post-acquisition activities, including cash needs and the geographical mix of taxable income. The estimate is preliminary and subject to change based upon the final determination of fair value of the identifiable assets and liabilities.

k.	In connection with the Merger, on April 10, 2025, the Company completed an offering of the 2030 Notes, 2032 Notes and 2035 Notes for a total of $4.1 billion, net of debt issuance costs of $32.9 million and a discount of $19.1 million.

l.	Reflects adjustments to eliminate Paycor’s historical equity balances, record estimated purchase price at fair value and certain other adjustments:

(in millions)	Transaction Accounting Adjustments
Adjustments to common stock
Elimination of Paycor common stock	$(0.2)
Adjustments for the accelerated vesting of certain equity awards upon the Merger	0.4
Pro forma adjustment to common stock	$0.2

Elimination of Paycor treasury stock	$245.1

Additional paid in capital arising from the Merger:
Adjustments for the accelerated vesting of certain equity awards upon the Merger	$37.5
Fair value of Paycor equity awards replaced by Paychex for pre-combination services (i)	15.9
Elimination of Paycor additional paid-in capital	(2,112.0)
Pro forma adjustment to additional paid-in capital	$(2,058.6)

Retained earnings:
Reduce retained earnings for after tax transaction costs	$(48.7)
Reduce retained earnings for severance expense	(9.4)
Reduce retained earnings for retention and transaction bonuses	(4.4)
Reduce retained earnings for accelerated vesting of certain equity awards upon the Merger	(37.9)
Elimination of Paycor's historical retained earnings	557.8
Pro forma adjustment to retained earnings	$457.4

Elimination of Paycor historical accumulated other comprehensive loss	$0.3

(i)	The total fair value of Paycor’s awards attributable to pre-combination services included in purchase consideration is $25.1 million. Of that amount, $9.2 million will be cash settled by Paychex upon vesting which is included in liabilities (see Note 6i(v)). The remaining adjustment of $15.9 million relates to equity awards to be settled upon vesting.

Note 7:  Notes to Unaudited Pro Forma Condensed Combined Statements of Income

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change.  The following adjustments have been reflected in the unaudited Pro Forma Condensed Combined Statements of Income.  All taxable adjustments were calculated using a 25.6% blended statutory tax rate to arrive at deferred tax asset or liability adjustments.

a.	Represents the reversal of historical amortization expense related to Paycor’s costs to fulfill a contract of $22.2 million for the six months ended November 30, 2024 and $36.7 million for the year ended May 31, 2024, related to the elimination in Notes 6(c) and 6(g) above.

b.	Reflects the transaction accounting adjustments to general and administrative expenses for a total pro forma adjustment of $(2.5) million for the six months ended November 30, 2024 and $106.1 million for the year ended May 31, 2024, which includes:

i.	The adjustment to record amortization expense related to identifiable intangible assets based on the preliminary determination of their estimated useful lives and amortization method.

	Six months ended November 30, 2024	Year ended May 31, 2024
in millions
Reversal of historical amortization expense related to Paycor’s intangible assets	$(35.7)	$(97.8)
Amortization of acquired Trade Name and Trademarks	7.8	15.6
Amortization of acquired Customer Relationships	46.6	93.2
Amortization of acquired Naming Rights	2.1	4.3
Total incremental amortization expense	$20.8	$15.3

ii.	The adjustment to record amortization expense related to Developed Technology based on preliminary determination of their estimated useful lives and amortization method.

	Six months ended November 30, 2024	Year ended May 31, 2024
in millions
Reversal of historical amortization expense related to Paycor’s capitalized software	$(21.8)	$(37.4)
Amortization of acquired Developed Technology	26.2	52.4
Total incremental amortization expense	$4.4	$15.0

iii.	The reversal of historical amortization expense related to Paycor’s costs to obtain a contract of $16.4 million for the six months ended November 30, 2024, and $27.5 million for the year ended May 31, 2024, related to the eliminations in Notes 6(c) and 6(g) above.

iv.	The one-time-post-combination expense of $17.2 million for the year ended May 31, 2024 consisting of severance and other separation benefits incurred in connection with the Merger. Of the $17.2 million, $9.4 million relates to severance and other separation benefits incurred immediately upon close of the Merger while the remaining $7.8 million relates to severance and other separation benefits that are conditional upon future services to be completed within 1 year of the close of the Merger. Paycor employment agreements included these provisions that required Paychex to provide benefits upon change in control and termination.

v.	The one-time-post-combination expense of $7.7 million for the year ended May 31, 2024 consisting of transaction and retention bonuses. Of the $7.7 million, $4.4 million relates to transaction and retention bonuses incurred immediately upon close of the Merger while the remaining $3.3 million relates to retention bonuses that are conditional upon future services to be completed within 1 year of the close of the Merger. Paycor employment agreements included these provisions that required Paychex to provide benefits upon consummation of the Merger.

vi.	The non-recurring transaction costs of $48.7 million for the year ended May 31, 2024, primarily including third party professional fees incurred by Paychex subsequent to November 30, 2024.

vii.	The elimination of Paycor’s historical stock-based compensation expense specifically related to any unvested Paycor RSUs, Paycor RSAs, and Paycor PSUs and the total incremental deferred cash compensation expense and stock-based compensation expense to be recognized by Paychex, which includes the fair value of Paychex Replacement Awards.

	Six months ended November 30, 2024	Year ended May 31, 2024
in millions
Elimination of Paycor’s historical stock-based compensation expense	$(27.6)	$(52.9)
Addition of incremental deferred cash compensation expense and stock-based compensation expense	16.3	82.6
Total incremental deferred and stock-based compensation cost	$(11.3)	$29.7

Except as set forth below, Paycor employees at the Director level and above who had unvested Paycor RSUs, Paycor RSAs, and Paycor PSUs were converted into Paychex RSUs or Paychex RSAs, as applicable. Unvested Paychex RSUs held by Paycor employees not at the Director level, as well as phantom awards held by Serbia-based Paycor employees at any level, were converted into the right of the holder to receive, without interest, an amount in cash equal to the Merger Consideration multiplied by the number of shares of Paycor Common Stock subject to such Paycor RSU or phantom award. Paycor RSUs held by Paycor members of the board of directors or Israel-based Paycor employees at any level were canceled and converted into the right to receive $22.50 in cash multiplied by the number of Paycor RSUs subject to such awards, without interest thereon and less applicable withholding taxes.

The above table includes the one-time adjustment to deferred cash compensation expense and stock-based compensation expense of $39.6 million for the year ended May 31, 2024. Of the $39.6 million, $1.4 million relates to the cash payout for stock options, RSUs held by the Paycor board of directors or Paycor Israel-based employees, and employees below the Director level terminated at the time of the Merger, and phantom awards held by Paycor Serbia-based employees.  The employment agreements included double-trigger provisions that accelerated vesting of outstanding awards upon a change in control and termination.

Stock-based compensation expense related to continuing employees holding replacement awards in the form of Paychex RSUs is $9.3 million for the six months ended November 30, 2024, and $26.0 million for the year ended May 31, 2024. The amounts are reported net of estimated forfeitures and will be recognized over the period for which the post-combination service of Paycor’s employees is required, ranging from two months to three years.

Deferred cash compensation expense related to continuing employees holding cash-converted replacement awards is $7.0 million for the six months ended November 30, 2024, and $17.0 million for the year ended May 31, 2024, over the period for which the post-combination service of Paycor’s employees is required, ranging from two months to three years.

c.	Reflects the incremental interest expense and amortization of debt issuance costs associated with the Notes at the effective time of the Merger.

	Six months ended November 30, 2024	Year ended May 31, 2024
in millions
Interest expense related to the Notes	$112.0	$224.0
Amortization of new debt issuance costs	3.3	6.3
Total incremental interest expense	$115.3	$230.3

d.	The pro forma income tax adjustments included in the Pro Forma Statements of Income for the six months ended November 30, 2024 and the year ended May 31, 2024, and reflect the income tax effects of the pro forma adjustments. The effective blended tax rate of the combined company could be significantly different from what has been used in these Pro Forma Financial Statements for a variety of reasons, including post-merger activities.

e.	The table below represents the pro forma basic income from continuing operations per share calculated using the historical weighted average shares of Paychex common stock outstanding. Pro forma diluted income from continuing operations per share is calculated using the historical Paychex equity awards and additional Paychex equity awards issued in conjunction with the Merger, if deemed to be dilutive.

(in millions)	Six months ended November 30, 2024	Year ended May 31, 2024
Pro Forma Basic Weighted Average Shares
Historical Paychex weighted average shares outstanding	360.1	360.3
Weighted average Paycor shares outstanding incurred from the acquisition	1.4	1.1
Pro Forma basic weighted average shares	361.5	361.4

Pro Forma Diluted Weighted Average Shares
Denominator:
Pro Forma basic weighted average shares	361.5	361.4
Dilutive impact of historical Paychex stock options, RSUs	1.7	1.8
Dilutive impact of RSUs, RSAs and PSUs issued for the Paycor acquisition	3.7	3.3
Pro forma diluted weighted average shares	366.9	366.5
Pro forma basic income from continuing operations per share
Pro forma income from continuing operations	$764.1	$1,405.4
Pro forma basic weighted average shares	361.5	361.4
	$2.11	$3.89
Pro forma diluted income from continuing operations per share
Pro forma income from continuing operations	$764.1	$1,405.4
Pro forma diluted weighted average shares	366.9	366.5
	$2.08	$3.84